Execution Version

AMENDMENT NO. 2
This AMENDMENT NO. 2, dated as of October 28, 2019 (this “Amendment”), amends the Second Amended and Restated Credit Agreement, dated as of March 8, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among CNX Resources Corporation (the “Borrower”), the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”) and as collateral agent (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement as amended by this Amendment.
WITNESSETH
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;
NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:
1.Redetermination. From and after the Amendment No. 2 Effective Date (as defined below) to the date of the next redetermination of the Borrowing Base pursuant to Section 2.9 of the Credit Agreement, the Borrowing Base shall be $2,300,000,000.
2.Credit Agreement Amendments. Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:
(a)The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical location:
“Amendment No. 2” shall mean that certain Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date.
“Amendment No. 2 Effective Date” shall mean October 28, 2019.
“Cash Distribution Consolidated EBITDAX Addback” shall mean, for any period, an amount equal to the lesser of (a) the amount of cash dividends or distributions actually received by the Borrower or any Restricted Subsidiary from CNX Midstream during such period and (b) an amount equal to (i) the fraction, expressed as a percentage, of the Equity Interests in CNX Midstream that are directly or indirectly owned by the Borrower and the Restricted Subsidiaries (calculated as of the last day of such period) multiplied by (ii) the “Consolidated EBITDA” of CNX Midstream for such period as such term is defined in that certain Credit Agreement dated as of March 8, 2018, among CNX Midstream, each of the financial institutions party thereto as lenders, and PNC, as administrative agent for such lenders, as from time to time in effect (and, if such Credit Agreement is terminated or otherwise ceases to define “Consolidated EBITDA,” as last in effect prior to such termination or cessation).

“Covered Party” shall have the meaning assigned to such term in Section 11.17(a).
“QFC Credit Support” shall have the meaning assigned to such term in Section 11.17.
“Supported QFC” shall have the meaning assigned to such term in Section 11.17.
“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 11.17.
(b)The definition of “Cash on Hand” is hereby by amended by adding the following immediately before the period at the end of the definition thereof:
“, in each case, after giving effect to all incurrences and repayments of Indebtedness, issuances of Equity Interests, Investments and Restricted Payments to occur on such date; provided that Cash on Hand shall exclude any Cash Collateral or any other cash collateral pledged to secure obligations under any undrawn letters of credit”.
(c)The definition of “Change of Control” is hereby amended by adding the following to the end of clause (1) thereof:
“provided that no Change of Control shall be deemed to have occurred under this clause (1) by reason of Southeastern Asset Management, Inc. and its Affiliates Beneficially Owning, directly or indirectly, up to 40.0% of the total voting power of the Voting Stock of the Borrower;”.
(d)The definition of “Consolidated EBITDAX” is hereby amended by (I) adding, immediately after the words “of clause (8)” the following: “or clause (10)”, (II) adding the following after the semicolon at the end of clause (a)(9) thereof:
“and
(10)    the Cash Distribution Consolidated EBITDAX Addback for such period”
and (III) in the last paragraph of such definition, adding “(I)” immediately after “foregoing,” and adding the following at the end of such paragraph:
“and (II) any Investment made pursuant to Section 8.2.4(l) shall reduce Consolidated EBITDAX for the period in which such Investment was made by the amount of such Investment (provided that the cumulative amount of reductions to Consolidated EBITDAX pursuant to this clause (II) at any time shall not exceed the cumulative amount of dividends or other distributions from the Specified DevCos that were included in Consolidated EBITDAX pursuant to clause (10) above for any period”.
(e)The definition of “Consolidated Net Income” is hereby amended by (I) adding the following before the period at the end of clause (9) thereof:
“; and

(10)    all amounts attributable to the results of operations of or distributions from CNX Midstream and its Subsidiaries”
and (II) in the last sentence of the definition, replacing the text in clause (i) with “[reserved]”.
(f)Section 10.10 of the Credit Agreement is hereby amended by replacing clause (b) thereof in its entirety with the following:
“(b) in the case of the Administrative Agent, to execute a release in a form reasonably satisfactory to it of any Person from the Guaranty Agreement (x) if such Person ceases to be a Subsidiary of the Borrower or (y) if such Person is or becomes an Excluded Subsidiary, in either case, pursuant to a transaction permitted by the Loan Documents; provided that no Person shall be released from the Guaranty Agreement unless such Person is not, or substantially concurrently with such release, shall cease to be, an obligor under any Permitted Unsecured Notes Indenture;”.
(g)Section 10.10 of the Credit Agreement is hereby amended by replacing clause (c) thereof in its entirety with the following:
“(c) in the case of the Collateral Agent, to (i) execute any document in a form reasonably satisfactory to it, evidencing the release of any asset from the Lien of any Security Document upon (x) the Disposition (other than any lease) of such asset permitted by the Loan Documents (other than a Disposition to a Loan Party), (y) a Person being released from the Guaranty Agreement (A) if pursuant to clause (b)(x) above, with respect to any Lien on the assets of such Person and the Equity Interests of such Person and (B) if pursuant to clause (b)(y) above, with respect to any Lien on the assets of such Person, and to the extent constituting Excluded Assets, the Equity Interests of such Person or (z) such assets becoming Excluded Assets, (ii) enter into any subordination agreement, non-disturbance agreement or grant of an option with respect to assets, in each case, in a form reasonably satisfactory to it, in connection with (x) any easements, permits, licenses, rights of way, options, surface leases or other surface rights or interests permitted by the Loan Documents to be granted or a Disposition permitted by the Loan Documents or (y) Liens permitted under clause (10) of the definition of Permitted Liens and (iii) in connection with an incurrence of Indebtedness referred to in Section 8.2.1(n) [Indebtedness], enter into an intercreditor agreement reasonably satisfactory to the Administrative Agent;”.
(h)Section 10.10 of the Credit Agreement is hereby amended by adding the following paragraph before the final paragraph thereof:
“Each Secured Party agrees to be bound by each intercreditor agreement entered into in accordance with this Section 10.10.”
(i)The Credit Agreement is hereby amended by adding the following Section 11.17 following Section 11.16 thereof:
11.17 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.17, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” shall mean any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
3.Conditions Precedent. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Amendment No. 2 Effective Date”):
(a)Execution and Delivery of Amendment. (i) The Borrower, the Guarantors and the Agents shall have executed and delivered this Amendment and (ii) the Administrative Agent shall have received consents to this Amendment, in a form reasonably satisfactory to the Administrative Agent, executed and delivered by the Required Increasing Borrowing Base Lenders.
(b)Officer’s Certificate. The representations and warranties of each of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except (i) that any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (ii) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing; since December 31, 2018, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to constitute a Material Adverse Change; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower, dated the Amendment No. 2 Effective Date and signed by a Responsible Officer or Authorized Officer of the Borrower, to each such effect.
(c)Fees and Expenses. All fees and expenses payable on or before the Amendment No. 2 Effective Date by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
4.Full Force and Effect; Reaffirmation. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, in each case, as expressly modified by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement (as amended by this Amendment) and the other Loan Documents. All references to the Credit Agreement in any Loan Document, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement as amended by this Amendment. Each Loan Party, by its signature below, hereby affirms and confirms, after giving effect to this Amendment, (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant shall continue in full force and effect in respect of, and to secure, the Obligations. The amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith is not intended to, and shall not, constitute a novation of the Credit Agreement or any of the other Loan Documents as in effect immediately prior to the Amendment No. 2 Effective Date.
5.Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
6.Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.
7.Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to such subject matter. For the avoidance of doubt, there are no unwritten oral agreements among the parties hereto. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.
8.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The provisions of Section 11.11.2 through 11.11.5 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

CNX RESOURCES CORPORATION
By: /s/ Michael C. Hardoby
Name:    Michael C. Hardoby
Title:    Vice President - Finance

GUARANTORS:

CARDINAL STATES GATHERING
COMPANY
CNX GAS COMPANY LLC
CNX GAS LLC
CNX GATHERING LLC
CNX LAND LLC
CNX RESOURCE HOLDINGS LLC
CNX WATER ASSETS LLC
POCAHONTAS GAS LLC

By: /s/ Michael C. Hardoby
Name:    Michael C. Hardoby
Title:    Authorized Signatory

[Signature Page to Amendment No. 2 to CNX Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent and as a Lender

By: /s/ Jonathan Luchansky
Name: Jonathan Luchansky
Title: Director

[Signature Page to Amendment No. 2 to CNX Credit Agreement]